                                                                    EXHIBIT 10-B

                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
                                  (as restated)


     AGREEMENT by and between AMERICAN PRECISION INDUSTRIES INC. (the "Company"), a Delaware corporation with its principal office at 2777 Walden Avenue, Buffalo, New York 14225, and KURT WIEDENHAUPT ("Employee"), residing at 280 Carnoustie Road, East Aurora, New York 14052, first dated as of July 1, 1992, as amended and restated as of July 1, 1996.


                              W I T N E S S E T H :

         WHEREAS, the Employee is currently employed by the Company in the capacities of President and Chief Executive Officer; and

         WHEREAS, the Company desires to continue to provide the Employee with additional incentive in connection with his employment by the Company; and

         WHEREAS, the Employee is a member of a select management group of the Company;

         NOW, THEREFORE, the parties agree as follows:

         1.  Conditions.
             -----------

             (a) The payment of benefits to the Employee or designated beneficiaries under this Agreement is conditioned upon the Employee's compliance with the terms of this Agreement.

             (b) The Company shall withhold Federal, state, and local taxes from all payments under this Agreement to the extent required by law at the time such payments are made.

         2.  Normal Retirement.
             ------------------

             (a) If the Employee's employment with the Company ceases on or after his sixty-fifth birthday because of normal retirement or if the Employee becomes totally and permanently disabled while employed by the Company, the Company shall pay to the Employee the amount specified under paragraph I in Schedule A to this Agreement (the "Normal Retirement Benefit").

             (b) Subject to Sections 6 and 7, such amount shall be paid in 180 equal monthly installments, the first of which shall be paid within thirty days after the Employee ceases to be employed by the Company, and the balance of which shall be paid on or about the first business day of each month thereafter for 179 months.



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             (c)   In the event that the Employee dies before all of the
payments provided for have been made, the unpaid balance of the payments due shall continue to be paid by the Company to the designated beneficiaries.

         3.  Involuntary Termination.
             ------------------------

             (a) If the Employee's employment is terminated involuntarily (that is, by the Company) before age sixty-five, he will receive that percentage of the Normal Retirement Benefit determined in accordance with the following vesting schedule:

              Full Years of Service                  Percentage Vested
              ---------------------                  -----------------

[S]                                                            [C]
              Five years or less                               50
              Six years                                        60
              Seven years                                      70
              Eight years                                      80
              Nine years                                       90
              Ten years or more                               100


             (b) Subject to Sections 6 and 7, the amount so determined shall be paid in 180 equal monthly installments, the first of which shall be paid within thirty days after the Employee ceases to be employed by the Company, and the balance of which shall be paid on or about the first business day of each month thereafter for 179 months.

             (c) In the event that the Employee dies before all of the payments provided for have been made, the unpaid balance of the payments due shall continue to be paid by the Company to the designated beneficiaries.

         4.  Voluntary Termination.
             ----------------------

             (a) If the Employee quits before age sixty-five he will have ten percent of the Normal Retirement Benefit for each full year of service with the Company.

             (b) Subject to Sections 6 and 7, the amount so determined shall be paid in 180 equal monthly installments, the first of which shall be paid within thirty days after the Employee ceases to be employed by the Company, and the balance of which shall be paid on or about the first business day of each month thereafter for 179 months.


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             (c)   In the event that the Employee dies before all of the
payments provided for have been made, the unpaid balance of the payments due shall continue to be paid by the Company to the designated beneficiaries.

          5. Change in Control.
             ------------------

             (a) As used in this Section 5, the terms "Change in Control", "Protection Period", "Company", "Cause", and "Good Reason" shall have the meanings given to them in the Change in Control Agreement entered into by and between the Company and the Employee as of July 1, 1996.

             (b) If, during a Protection Period, the Employee's employment is terminated by the Company other than for Cause or the Employee terminates his employment for Good Reason, then the Company shall pay to the Employee the amount of the Normal Retirement Benefit under the provisions of this Section 5, notwithstanding any conflicting provisions of Section 2, 3, or 4.

             (c) Subject to Sections 6 and 7, such amount shall be paid in 180 equal monthly installments, the first of which shall be paid within thirty days after the Employee ceases to be employed by the Company and the balance of which shall be paid on or about the first business day of each month thereafter for 179 months.

             (d) In the event that the Employee dies before all the payments provided for have been made, the unpaid balance of the payments due shall continue to be paid by the Company to the designated beneficiaries.

         6.  Reduction of Benefits.
             ----------------------

             (a) The Company and the Employee have entered into a Life Insurance Split-Dollar Agreement dated as of August 26, 1992, pursuant to which the Employee's designated beneficiaries may receive a death benefit in the event of the Employee's death while employed by the Company and the Employee may own an interest in the cash surrender value of a life insurance policy (the "Policy") at the time his employment with the Company terminates by retirement or otherwise. Therefore, notwithstanding any other provision of this Agreement to the contrary, the benefits that the Company is obligated to pay to the Employee pursuant to Sections 2, 3, 4 and 5 shall be reduced in the manner provided in Paragraph (b) below by the amount of the Employee's interest in the cash surrender value of the Policy at the date of the Employee's retirement, termination, or total and permanent disability, whichever first occurs.

             (b) The reduction under Paragraph (a) above shall be calculated as follows as of the date on which the Employee ceases to be employed by the
Company:



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                  (i) Calculate the monthly benefit under Section 2, 3, 4, or 5, as the case may be.

                  (ii) Convert the monthly benefit (from (i) above) into an after-tax monthly benefit, using the after-tax rate specified under paragraph II in Schedule A to this Agreement (the "After-Tax Rate").

                  (iii) Calculate the monthly annuity amount that would be payable to the Employee monthly for 180 months if an amount equal to the Employee's interest in the cash surrender value of the Policy were converted into an annuity with a term certain of 180 months using an interest rate equal to the applicable annual interest rate specified under paragraph III in Schedule A to this Agreement (the "Applicable Annual Rate").

                  (iv) Convert the monthly annuity amount (from (iii) above) into an after-tax monthly annuity amount, using the After-Tax Rate, but applying the After-Tax Rate only to that part of the monthly annuity amount that would not represent the return of the Employee's investment in the policy.

                  (v) Subtract the after-tax monthly annuity amounts (from (iv) above) from the after-tax monthly benefit (from (ii) above). Divide the remainder, if any, by the After-Tax Rate; the quotient is, notwithstanding the provisions of Sections 2, 3, 4, and 5, the monthly benefit payable for 180 months in accordance with the terms of the relevant section of this Agreement.

         7.  Acceleration of Payments; Frequency of Payments.
             ------------------------------------------------

             At the Company's option or, should amounts become payable pursuant to Section 5 of this Agreement, at the Employee's option, amounts that become payable under this Agreement may be paid in a lump sum rather than over a period of years, discounted at the Applicable Annual Rate in effect as of the date the Employee ceases to be employed by the Company. Should the Employee exercise the foregoing option, the Company shall make the lump sum payment to Employee within thirty days after he gives notice of the exercise of said option to the Company.

             The Company may, at its option, but subject to the preceding paragraph of this Section 7, divide any amount due under this Agreement in any month into two or more installments to be paid during that month at times corresponding to the Company's regular pay dates for executive employees. The Company's exercise of the foregoing option shall not be cause for an adjustment of the amount otherwise payable under this Agreement.





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         8.  Administrator and Claims Procedure.
             -----------------------------------

             (a) The Administrator for purposes of the claims procedure under this Agreement is the Vice President of Finance of the Company. The business address and telephone number of the Administrator is: 2777 Walden Avenue, Buffalo, New York 14225; telephone: (716) 684-9700.

             (b) The Company shall have the right to change the Administrator. The Company shall also have the right to change the address and telephone number of the Administrator. The Company shall give the Employee written notice of any of the foregoing changes.

             (c) Benefits shall be paid in accordance with the provisions of this Agreement.

             (d) The Administrator shall present any disputed claim for benefits to the Compensation Committee for review. The Compensation Committee in conjunction with the Board of Directors shall determine the disposition of the disputed claim.

             (e) If the claim is denied, either wholly or partially, notice of the decision shall be mailed to the Claimant within ninety days after the receipt of the claim by the Administrator.

             (f) The Administrator shall provide a written notice to any Claimant who is denied a claim for benefits under this Agreement. The notice shall set forth the following information:

                   (i)   the specific reasons for the denial;

                  (ii) the specific reference to pertinent provisions of the Agreement on which the denial is based;

                  (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (iv) appropriate information and an explanation of the claims procedure under this Agreement to permit the Claimant to submit his claim for review.

                  All of this information shall be set forth in the notice in a manner calculated to be understood by the Claimant.



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         (g) The claims procedure under this Agreement shall allow the Claimant a reasonable opportunity to appeal a denied claim and to get a full and fair review of that decision from the Administrator. The Claimant shall exercise his right of appeal by submitting a written request for a review of the denied claim to the Administrator.

         This written request for review must be submitted to the Administrator within sixty days after receipt by the Claimant of the written notice of denial. The Claimant shall have the following rights under this appeal procedure:

                  (i) to request a review upon written application to the Administrator;

                  (ii) to review pertinent documents with regard to this Agreement;

                  (iii) to submit issues and comments in writing;

                  (iv) to request an extension of time to make a written submission of issues and comments; and

                  (v) to request that a hearing be held to consider Claimant's appeal.

         (h) The Administrator shall notify the Claimant in writing of the decision on review of the denied claim within 60 days after the receipt of the request for review if no hearing was held, or within 120 days after the receipt of the request for review, if an extension of time is necessary in order to hold a hearing. If an extension of time is necessary in order to hold a hearing, the Administrator shall give the Claimant written notice of the extension of time and of the hearing. This notice shall be given prior to any extension. The written notice of extension shall indicate that an extension of time will occur in order to hold a hearing on the Claimant's appeal.

                  The notice shall also specify the place, date, and time of that hearing and the Claimant's opportunity to participate in the hearing. It may also include any other information the Administrator believes may be important or useful to the Claimant in connection with the appeal.

         (i) The decision to hold a hearing to consider the Claimant's appeal of the denied claim shall be within the sole discretion of the Administrator, whether or not the Claimant requests such a hearing.



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             (j) The written decision on review required by Paragraph (h) above shall contain the following information:

                  (i)   the decisions;

                  (ii)  the reasons for the decisions; and

                  (iii) specific references to the provisions of the Agreement on which the decisions are based.

                  All of this information shall be written in a manner calculated to be understood by the Claimant.

             (k) The Administrator shall be entitled to retain and rely on the advice of experts (including without limitation attorneys and accountants retained by the Company) in taking or refraining from taking any action or making any decision pursuant to this Section 8. All fees and expenses of such experts shall be paid by the Company.

         9.  Nature of Company's Obligation.
             -------------------------------

             The Company's obligation under this Agreement shall be an unfunded and unsecured promise to pay. Any assets which the Company may acquire to help cover its financial liabilities are and remain general assets of the Company subject to the claims of its creditors. The Company does not give, nor does this Agreement create nor the Employee receive, any beneficial ownership interest in any asset of the Company. The Employee understands and agrees that his participation in the acquisition of any general asset which the Company may acquire or use to help support its financial obligations under this Agreement shall not constitute a representation to the Employee, his designated beneficiary, or any person claiming through the Employee that any of them has a special or beneficial interest in such general asset.

         10. No Employment Rights.
             ---------------------

             This Agreement shall not be deemed to constitute a contract of employment between the Company and Employee. Nothing contained in this Agreement shall be deemed to give to Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge the Employee, nor shall it be determined to give to the Company the right to require the Employee to remain in its employ nor shall it interfere with Employee's right to terminate his employment.

         11. Independence of Benefits.
             -------------------------




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             The benefits payable under this Agreement shall be independent of, and in addition to, any other benefits or compensation, whether by salary, or bonus or otherwise, payable under any other employment agreements that now exist or may hereafter exist from time to time between the Company and the Employee. This Agreement between the Company and the Employee does not involve a reduction in salary or foregoing of an increase in future salary by the Employee. Nor does the Agreement in any way affect or reduce the existing and future compensation and other benefits of the Employee.

        12.  Assignability.
             --------------

             Except insofar as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization, or attachment of any benefits under this Agreement shall be valid or recognized by the Company.

        13.  Payment Due Incompetents. Minors. Etc.
             --------------------------------------

             If it shall be found that any person to whom a payment is due hereunder is unable to care for his affairs because of physical or mental disability, or that such person is a minor, the Company shall have the authority to cause the payments becoming due to such person to be made to the spouse, brother, sister, or other individual with whom the person to whom the payment is due is living, or any other individual deemed by the Company to have incurred expense for such person otherwise entitled to payment (unless prior claim shall have been made by a duly qualified guardian or other legal representative), without responsibility of the Company to see to the application of such payments. Payments made pursuant to such power shall, to the extent thereof, operate as a complete discharge of the obligation of the Company hereunder.

       14.   Employee Waiver.
             ----------------

             The Employee acknowledges and agrees that if the Agreement and the benefits described in the Agreement constitute an employee benefit plan or part of an employee benefit plan for purposes of Title I of the Employee Retirement Income Security Act, as amended ("ERISA"), (i) such plan is an unfunded plan,
(ii) the Employee belongs to a select group of management or highly compensated employees, and, therefore, (iii) such plan is exempt from the participation, vesting, benefit accrual, joint and survivor and preretirement survivor annuity, minimum funding, fiduciary responsibility, and other requirements of Title I of ERISA. The Employee further agrees that, should the Agreement and the benefits described in the Agreement be construed as a funded plan or part of a funded plan for purposes of Title I of ERISA, the Employee irrevocably waives on behalf of himself and any spouse to whom he may now or in the future be married, any rights and claims the Employee or his spouse or both of them may have now or in the future under Title I of ERISA with respect to




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such plan. The Employee acknowledges that he has had sufficient opportunity to review this waiver with counsel.

       15.   Amendment.
             ----------

             During the lifetime of the Employee, this Agreement may be amended or terminated at any time, in whole or in part, by the mutual written agreement of the parties; provided, however, that this Agreement may not be amended in a manner which would materially increase the cost to the Company without the approval of the Board of Directors.

       16.   Plan Administrator.
             -------------------

             The plan administrator shall be the Compensation Committee of the Board of Directors of the Company. The plan administrator shall administer this Agreement, construe its terms, and make all determinations necessary under this Agreement and shall have complete discretion in doing so.

       17.   Notices.
             --------

             All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed duly given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

                        (a)   If to the Company, to:
                              American Precision Industries Inc.
                              2777 Walden Avenue
                              Buffalo, New York       14225
                              Attention:  Chairman, Compensation Committee

                        (b)   If to the Administrator, to:

                              American Precision Industries Inc.
                              2777 Walden Avenue
                              Buffalo, New York       14225
                              Attention:  Vice President of Finance

                        (c)   If to the Employee or Claimant, to:

                              Mr. Kurt Wiedenhaupt
                              280 Carnoustie Road
                              East Aurora, New York   14052




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or to such other address as any of the foregoing shall have specified by notice given in said manner to each of the others.

       18.   Miscellaneous.
             --------------

             This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement shall be governed by the laws of the State of New York, except to the extent that Federal law supersedes. This Agreement is solely between the Company and the Employee. However, it shall be binding upon the designated recipients, beneficiaries, heirs, executors and administrators of the Employee and upon the successors and assigns of the Company. Headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

            IN WITNESS WHEREOF, the Executive has executed this Agreement, and the Company, pursuant to the authorization of its Board of Directors, has caused this Agreement to be executed, as of the day and year first above written.


                                AMERICAN PRECISION INDUSTRIES INC.



                                 By   s/ John M. Murray
                                   --------------------------------------------
                                         John M. Murray, Vice President
                                         - Finance and Treasurer



                                 By    s/ James J. Tanous
                                   --------------------------------------------
                                          James J. Tanous, Secretary



                                       s/ Kurt Wiedenhapt
                                 ----------------------------------------------
                                          Kurt Wiedenhaupt




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                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

                                   SCHEDULE A

                  As Amended Effective as of February 19, 1999



I.     Normal Retirement Benefit
       -------------------------

       Effective February 19, 1999, the Normal Retirement Benefit is $3,000,000.

II.    After-Tax Rate
       --------------

       The After-Tax Rate is the percentage that is the remainder after the subtraction from (i) 100 percent of (ii) the effective marginal tax rate applicable to the Employee on the date as of which a calculation is being made. The Company shall determine the effective marginal tax rate applicable to the Employee as of the calculation date, taking into account federal, state, and local income tax rates; the hospital insurance tax rate under the Federal Insurance Contribution Act; the deduction (for income tax purposes) for state and local income taxes; and no income other than income attributable to the Company. An amount shall be converted to an after-tax amount by multiplying it by the After-Tax Rate in effect for the calculation date.

III.   Applicable Annual Rate
       -------------------------

       The Applicable Annual Rate is the annual rate of interest determined for a given calendar year as follows: For each calendar year, the Company shall obtain quotes from the Guardian Life Insurance Company and two other A+ rated life insurance companies on the single premium that would be required in January of that year to purchase an immediate annuity policy paying a fixed monthly benefit for a term certain of 180 months. The premiums quoted shall be translated into discount rates. The highest of the three discount rates shall be the Applicable Annual Rate in effect for calculations made as of any date during the given calendar year.

                                    AMERICAN PRECISION INDUSTRIES INC.


                                    by    s/ Bruce McH. Kirchner
                                      ------------------------------------------
                                                Bruce McH. Kirchner,
                                                Vice President and Chief
                                                 Financial Officer



                                           s/ Kurt Wiedenhaupt
                                    -------------------------------------------
                                              Kurt Wiedenhaupt